EXHIBIT 23.1

                        Resignation of Jaspers + Hall, PC

December 1, 2008




Medina International Holdings, Inc.

Dear Mr. Medina:

     This is to confirm that the client-auditor relationship between Medina International Holdings, Inc. (Commission File Number 0-27211) and Jaspers + Hall, PC has ceased.

Sincerely,

/s/ Jaspers + Hall, PC
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  Jaspers + Hall, PC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission